UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2012
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

58 South Service Road, Melville, NY 11747
(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 730-2200

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On August 22, 2012, The Hain Celestial Group, Inc. (“Hain Celestial”), Premier Foods Group Limited (“Seller”) and Premier Foods plc (“Seller's Parent”) entered into a Sale and Purchase Agreement (the “Purchase Agreement”) pursuant to which Hain Celestial agreed to purchase all of the issued share capital in, and certain debt owed by Histon Sweet Spreads Limited (“Histon”). The purchase price is £200 million, consisting of £170 million in cash consideration and shares of Hain Celestial common stock representing £30 million (calculated using the closing price of Hain Celestial stock on the date of signing). Closing is expected to occur by the end of October 2012, and is subject to certain conditions, including: (i) Seller completing the transfer of the assets relating to certain brands and businesses of Histon; (ii) approval of the shareholders of Seller's Parent; and (iii) consent from the banking syndicate of Seller's Parent.
In connection with the closing of the acquisition, Hain Celestial and Seller will enter into a transition services agreement pursuant to which Seller will provide certain sales, marketing, finance, information technology and transition services for Hain Celestial for a period of time post-completion.  Hain Celestial will pay Seller a fee for such services. The Seller made customary warranties and covenants in the Purchase Agreement. In addition, Seller and its affiliates will be restricted, for a period of 36 months, from competing with the acquired businesses in the United Kingdom and soliciting or employing prior employees of Seller.
The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference in its entirety. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the warranties contained in the Purchase Agreement are qualified by information in a confidential Disclosure Letter provided by the Seller to Hain Celestial in connection with the signing and closing of the Purchase Agreement. This confidential Disclosure Letter contains information that modifies, qualifies and creates exceptions to the warranties set forth in the Purchase Agreement. Moreover, certain warranties in the Purchase Agreement may have been true only at a certain date, may be subject to a contractual standard of materiality or were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Accordingly, you should not rely on the warranties in the Purchase Agreement as characterizations of the actual state of facts about the acquired businesses.
Cautions about Forward-Looking Statements
This document contains forward-looking statements under Rule 3b-6 of the Securities Exchange Act of 1934, as amended.  Words such as "plan," "continue," "expect," "expected," "anticipate," "estimate," "believe," "may," "potential," "can," "positioned," "should," "future," "look forward" and similar expressions, or the negative of those expressions, may identify forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from those described in the forward-looking statements.  Such risks and uncertainties, include, but are not limited to: the ability of the parties to successfully consummate the transactions contemplated by the Purchase Agreement; the receipt of approvals for the transaction; the successful fulfillment (or waiver) of all conditions set forth in the Purchase Agreement; the successful closing of the transaction within the estimated timeframe; and other risks and uncertainties, including those detailed from time to time in Hain Celestial's periodic reports (whether under the caption Risk Factors or Forward-Looking Statements or elsewhere). Hain Celestial assumes no obligation to revise or update any forward-looking statement, except as otherwise required by law.

Item 8.01    Other Events

On August 22, 2012, Hain Celestial issued a press release with respect to the foregoing transaction. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference. The information contained in this Item 8.01, including the press release attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the

Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
2.1	Sale and Purchase Agreement among, dated August 22, 2012, among Premier Foods Group Limited and Premier Foods PLC and The Hain Celestial Group, Inc.
99.1	Press Release of The Hain Celestial Group, Inc. dated August 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2012

THE HAIN CELESTIAL GROUP, INC. (Registrant)

By:	/s/ Ira J. Lamel
Title:	Executive Vice President and Chief Financial Officer

Exhibit No.	Description
2.1	Sale and Purchase Agreement among, dated August 22, 2012, among Premier Foods Group Limited and Premier Foods PLC and The Hain Celestial Group, Inc.
99.1	Press Release of The Hain Celestial Group, Inc. dated August 22, 2012